EXHIBIT 23.7

CONSENT OF FLETCHER LEWIS ENGINEERING, INC.

            As independent oil and gas consultants, Fletcher Lewis Engineering, Inc., hereby consents to the use of our reserve report for Pontotoc Production, Inc. dated as of March 31, 2000 and to all references to our firm included in or made a part of this registration statement on Form S–4 filed by Ascent Energy Inc.

                                                                   FLETCHER LEWIS ENGINEERING, INC.

                                                                                                  By:                                 /s/ Fletcher Lewis

                                                                                                  Name:                            Fletcher Lewis

                                                                                                  Title:                              President

March 14,  2001